Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 2, 2011, with respect to our audit of the consolidated financial statements of TeamStaff, Inc., included in its Annual Report on Form 10-K for the year ended September 30, 2011, as filed with the Securities and Exchange Commission.

/s/ WithumSmith+Brown, PC
WithumSmith+Brown, PC

Morristown, New Jersey
December 29, 2011